SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2009

OCEAN SHORE HOLDING CO.

(Exact Name of Registrant as Specified in Its Charter)

United States	0-51000	22-3584037
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1001 Asbury Avenue, Ocean City, New Jersey 08226

(Address of principal executive offices) (Zip Code)

(609) 399-0012

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 16, 2009, Ocean Shore Holding Co. (the “Company”) announced that new Ocean Shore Holding Co. has received orders to purchase common stock sufficient to complete the offering being conducted in connection with the second-step conversion of Ocean City Home Bank. A total of 4,186,250 shares of common stock, the minimum of the offering range, will be sold in the subscription, community and syndicated community offerings at $8.00 per share, including 282,611 shares to be purchased by the Ocean City Home Bank Employee Stock Ownership Plan. The conversion and offering are expected to be completed at the close of business on December 18, 2009. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01	Exhibits

Exhibits

99.1	Press release dated December 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEAN SHORE HOLDING CO.

Date: December 17, 2009	By:	/S/ DONALD F. MORGENWECK
Donald F. Morgenweck
Chief Financial Officer